UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2006
LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway
Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)
Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 3.02. Unregistered Sales of Equity Securities.
     On June 14, 2006, the Liberty Property Limited Partnership issued 684,432 Units of Limited Partnership Interest (the “Units”). The Units were valued at an aggregate of $30,000,000. The Units were sold to three accredited investors in a private placement in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as a portion of the purchase price for the acquisition of a property. The Units are convertible on a one-for-one basis into the Common Shares of Beneficial Interest of Liberty Property Trust (the “Common Shares”). The holders of the Units have certain rights to cause Liberty Property Trust to register the Common Shares issuable upon conversion of such units pursuant to the terms of a registration rights agreement entered into in connection with this private placement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ George J. Alburger, Jr.

George J. Alburger, Jr.
Chief Financial Officer

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole
General Partner

By:	/s/ George J. Alburger, Jr.

George J. Alburger, Jr.
Chief Financial Officer
Dated: June 15, 2006

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